Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 14, 1997


                         MARQUEST MEDICAL PRODUCTS, INC.
             (Exact Name of Registrant as specified in its charter)


    Colorado                   0-11484                      84-0785259
(State or other       (Commission file number)           (IRS Employer
jurisdiction of                                        Identification No.)
incorporation)



11039 East Lansing Circle, Englewood, Colorado            80112
(Address of principal executive offices)                (ZIP Code)


                                 (303) 790-4835
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Item 5. Other Events.

          On March 14, 1997, Marquest Medical Products, Inc. (the "Company"), announced that it had entered into a definitive merger agreement with Vital Signs, Inc. ("Vital Signs"), pursuant to which the Company would become a wholly-owned subsidiary of Vital Signs in a cash merger. Concurrently, Vital Signs entered into an agreement with Scherer Healthcare, Inc. ("Scherer Healthcare"), which is the majority shareholder of the Company, to acquire, for cash, certain product rights previously sold by the Company to Scherer Healthcare, and Vital Signs also entered into an inducement agreement with Robert P. Scherer, Jr., Scherer Healthcare's principal shareholder and
Chairman and Chief Executive Officer and the Company's Chairman and Chief Executive Officer. The agreements with Scherer Healthcare and Mr. Scherer also contain certain non-competition agreements. The transactions are subject to approval by Marquest's and Scherer Healthcare's shareholders and other customary conditions. The foregoing summary is qualified in its entirety by reference to the Company's press release, dated March 14, 1997, the Agreement and Plan of Merger by and among the Company, Vital Signs, and a wholly owned subsidiary of Vital Signs, the Scherer Healthcare Inducement Agreement, and the Robert Scherer Inducement Agreement, all of which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(c) Exhibits. See Index to Exhibits incorporated herein in its entirety by this reference.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            MARQUEST MEDICAL PRODUCTS, INC.
                                              (Registrant)


         DATED: March 21, 1997              /s/ William Thompson
                                            --------------------
                                            By: William Thompson
                                            Title: President


                                INDEX TO EXHIBITS

2.1 Agreement and Plan of Merger dated March 14, 1997, by and among Vital Signs, Inc., VSI Acquisition Corporation, and Marquest Medical Products, Inc.

2.2 Scherer Healthcare Inducement Agreement dated March 14, 1997, by and among Scherer Healthcare, Inc., Vital Signs, Inc., and Marquest Medical Products, Inc.

99.1 Press Release of the Company dated March 14, 1997

99.2 Robert Scherer Inducement Agreement dated March 14, 1997, by and between Robert P. Scherer, Jr., and Vital Signs, Inc.